                                                         Exhibit No. 28(ii)(d)



                                   FORM 11-K


                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D. C. 20549

(Mark One)

[X]  ANNUAL REPORT PURSUANT TO SECTION 15(d) OF THE SECURITIES
     EXCHANGE ACT OF 1934

For the fiscal year ended             September 30, 1993
                          --------------------------------------------------

OR

[ ] TRANSITION REPORT PURSUANT TO SECTION 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the transition period from ____________________ to _______________________

Commission file number                         1-2116
                       -------------------------------------------------------





                        ARMSTRONG WORLD INDUSTRIES, INC.
                         EMPLOYEE STOCK OWNERSHIP PLAN
                           ("SHARE IN SUCCESS PLAN")
                            (Full title of the Plan)








                        ARMSTRONG WORLD INDUSTRIES, INC.
                         Liberty and Charlotte Streets
                         Lancaster, Pennsylvania  17604
               (Name of issuer of the securities held pursuant to
          the Plan and the address of its principal executive office)

                                                                       Page No.
                                                                       -------


Item 1.  Statements of Net Assets Available for Plan Benefits
         ----------------------------------------------------

         September 30, 1993 and 1992                                      4


Item 2.  Statements of Changes in Net Assets Available for Plan
         ------------------------------------------------------
           Benefits                                                       5
           --------

         (a) Year ended September 30, 1993
         (b) Year ended September 30, 1992
         (c) Year ended September 30, 1991

Notes to Financial Statements                                             6-8
- -----------------------------

Item 3.  Independent Auditors' Report                                     9
         ----------------------------


Exhibits
- --------

24.  Consent of Independent Auditors                                     11

                                   SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the members of the committee constituting the administrator which administers the plan have duly caused this annual report to be signed by the undersigned hereunto duly authorized.


                                    ARMSTRONG WORLD INDUSTRIES, INC.
                                    EMPLOYEE STOCK OWNERSHIP PLAN
                                    ("SHARE IN SUCCESS PLAN")



March 25, 1994                      By:     /s/ E. Allen Deaver
                                       -----------------------------------------
                                       E. Allen Deaver
                                       Chairman of the Retirement Committee

                       ARMSTRONG WORLD INDUSTRIES, INC.
                        EMPLOYEE STOCK OWNERSHIP PLAN

             Statements of Net Assets Available for Plan Benefits
                          September 30, 1993 and 1992

                                                          1993                                         1992
                                         ------------------------------------------   ------------------------------------------
                                           Allocated     Unallocated       Total        Allocated     Unallocated       Total
                                           ---------     -----------       -----        ---------     -----------       -----
Assets
- ------
   Investment in Armstrong World
     Industries, Inc. Preferred
     Stock (note 2)                      $ 47,543,551  $ 216,483,904  $ 264,027,455   $ 35,521,083  $ 230,841,088  $ 266,362,171

   Cash and short-term investments              3,261        972,034        975,295             54      1,006,462      1,006,516

   Employee contributions receivable               --        505,921        505,921             --        478,460        478,460
   Employer contributions receivable               --      1,134,655      1,134,655             --        733,683        733,683
   Dividends receivable                     1,007,039      4,587,620      5,594,659        752,909      4,892,935      5,645,844
   Interest receivable                              2            659            661             --            190            190
                                         ------------  -------------  -------------   ------------  -------------  -------------
                Total assets               48,553,853    223,684,793    272,238,646     36,274,046    237,952,818    274,226,864
                                         ------------  -------------  -------------   ------------  -------------  -------------

Liabilities
- -----------
   Guaranteed ESOP notes (note 5)                  --    257,303,403    257,303,403            --     262,701,403    262,701,403
   Accrued interest                                --      6,425,906      6,425,906            --       6,674,337      6,674,337
                                         ------------  -------------  -------------   ------------  -------------  -------------
                Total liabilities                  --    263,729,309    263,729,309            --     269,375,740    269,375,740
                                         ------------  -------------  -------------   ------------  -------------  -------------

Net assets available for plan benefits   $ 48,553,853  $ (40,044,516) $   8,509,337   $ 36,274,046  $ (31,422,922) $   4,851,124
- --------------------------------------   ============  =============  =============   ============  =============  =============

See accompanying notes to financial statements.

                      ARMSTRONG WORLD INDUSTRIES, INC.
                        EMPLOYEE STOCK OWNERSHIP PLAN

       Statements of Changes in Net Assets Available for Plan Benefits
                Years Ended September 30, 1993, 1992 and 1991


                                                           1993                                         1992
                                        ------------------------------------------   ------------------------------------------
                                         Allocated     Unallocated        Total       Allocated     Unallocated        Total
                                         ---------     -----------        -----       ---------     -----------        -----
Increases:

  Employee contributions (note 1)       $        --     $5,956,851      $5,956,851   $        --     $5,836,465      $5,836,465
  Employer contributions                         --      3,274,572       3,274,572            --      2,338,248       2,338,248
  Dividends (note 2)                      3,043,702     16,174,289      19,217,991     2,170,867     17,192,736      19,363,603
  Interest income                                --         20,905          20,905            --         28,843          28,843
  Allocation of preferred stock of
   Armstrong World Industries, Inc.      11,570,821             --      11,570,821    11,743,418             --      11,743,418
                                         ----------     ----------      ----------    ----------     ----------      ----------
                                         14,614,523     25,426,617      40,041,140    13,914,285     25,396,292      39,310,577
                                         ----------     ----------      ----------    ----------     ----------      ----------
Decreases:

  Interest expense                               --    (22,477,390)    (22,477,390)           --    (22,980,291     (22,980,291)
  Benefits paid (note 3)                 (2,334,716)            --      (2,334,716)   (1,303,347)            --      (1,303,347)
  Allocation of preferred stock of
   Armstrong World Industries, Inc.              --    (11,570,821)    (11,570,821)           --    (11,743,418)    (11,743,418)
                                         ----------     ----------      ----------    ----------     ----------      ----------
                                         (2,334,716)   (34,048,211)    (36,382,927)   (1,303,347)   (34,723,709)    (36,027,056)
                                         ----------     ----------      ----------    ----------     ----------      ----------

Net increase (decrease)                  12,279,807     (8,621,594)      3,658,213    12,610,938     (9,327,417)      3,283,521

Net assets available for
 plan benefits:

  Beginning of period                    36,274,046    (31,422,922)      4,851,124    23,663,108    (22,095,505)      1,567,603
                                         ----------     ----------      ----------    ----------     ----------      ----------

  End of period                         $48,553,853   ($40,044,516)     $8,509,337   $36,274,046   ($31,422,922)     $4,851,124
                                         ==========     ==========      ==========    ==========     ==========      ==========

                                                           1991
                                        ------------------------------------------
                                         Allocated     Unallocated        Total
                                         ---------     -----------        -----
Increases:

  Employee contributions (note 1)      $        --      $5,611,128     $5,611,128
  Employer contributions                        --              --             --
  Dividends (note 2)                     1,267,706      18,160,336     19,428,042
  Interest income                               --          64,148         64,148
  Allocation of preferred stock of
   Armstrong World Industries, Inc.     11,981,706              --     11,981,706
                                        ----------      ----------     ----------
                                        13,249,412      23,835,612     37,085,024
                                        ----------      ----------     ----------
Decreases:

  Interest expense                              --     (23,230,439)   (23,230,439)
  Benefits paid (note 3)                  (615,373)             --       (615,373)
  Allocation of preferred stock of
   Armstrong World Industries, Inc.             --     (11,981,706)   (11,981,706)
                                        ----------      ----------     ----------
                                          (615,373)    (35,212,145)   (35,827,518)
                                        ----------      ----------     ----------

Net increase (decrease)                 12,634,039     (11,376,533)     1,257,506

Net assets available for
 plan benefits:

  Beginning of period                   11,029,069     (10,718,972)       310,097
                                        ----------      ----------     ----------

  End of period                         $23,663,108   ($22,095,505)    $1,567,603
                                        ===========     ==========     ==========

See accompanying notes to financial statements.

                      ARMSTRONG WORLD INDUSTRIES, INC.
                        EMPLOYEE STOCK OWNERSHIP PLAN

                        Notes to Financial Statements


1. Plan Description
   ----------------

   Armstrong World Industries, Inc. (the Company) established the Armstrong World Industries, Inc. Employee Stock Ownership Plan (the Plan) in 1989. The Plan, which is both a stock bonus plan with a cash or deferred arrangement and an employee stock ownership plan, is designed to attract and keep employees possessing the qualities required for future growth of the Company. The Plan intends to provide such employees with additional incentive for enhanced performance by permitting eligible employees to acquire a proprietary interest in the Company and to accumulate capital for future economic security.

   All employees of the Company and of certain domestic subsidiaries, who are at least twenty-one years of age and have completed one year of service, are eligible to participate in the Plan except for foreign nationals, leased employees, and those employees in a collective bargaining unit unless the collective bargaining agent for that unit agrees to coverage under the Plan.

   Under the Plan, participants receive interest in shares of Company preferred stock held by the trust established under the Plan. The shares of Company preferred stock held by the trust were purchased from the Company from the proceeds of the sale of the Guaranteed ESOP notes in a total principal amount of $270,000,000 in 1989. All shares of preferred stock acquired with the proceeds of the notes are held in a suspense account and released to members' accounts as the notes are repaid. The shares are released in proportion to the ratio of the proportion of principal and interest paid down by any debt payment to the total principal and interest to be paid over the life of the notes.

   The Plan maintains three accounts for each member for contributions and allocations of shares from the suspense account. Participants who elect to reduce their before-tax compensation in amounts ranging from one percent to four percent (exchange contributions) will have such amounts credited to an exchange contribution account. Shares released from the suspense account will be first allocated to members' exchange contribution accounts with a value as of the allocation date equal to the amount of their exchange contributions.

   Shares released from the suspense account not used for the purpose of exchange allocations will be allocated to members' equity accounts (equity allocations) based on an established shares released schedule. The equity account is intended to provide a source of funds to replace certain retiree medical benefits which were phased-out in conjunction with the adoption of this Plan. The allocation schedule, therefore, is designed to provide greater allocation of shares to older employees.

   If any shares released from the suspense account remain unallocated after the exchange and equity allocations, such shares will be allocated to members' bonus accounts in proportion to the ratio of exchange contributions made by a member to the exchange contributions made by all members.

   Participants have an immediate 100 percent vested interest with respect to their exchange contributions. Interest in the Equity and Bonus Accounts vest after five years of service.

                      ARMSTRONG WORLD INDUSTRIES, INC.
                        EMPLOYEE STOCK OWNERSHIP PLAN

                 Notes to Financial Statements, (Continued)



2. Summary of Significant Accounting Policies
   ------------------------------------------

   (a)  Basis of Presentation
        ---------------------

        The accompanying financial statements have been prepared on an accrual basis.

   (b)  Investment in Armstrong World Industries, Inc., Preferred Stock
        ---------------------------------------------------------------

        According to the terms of the trust agreement between Mellon Bank, N.A., the Trustee, and Armstrong World Industries, Inc., the Trustee manages a trust fund that has been created under the Plan and has been granted authority to purchase and sell stock of the Company as is necessary to administer the Plan in accordance with its terms.

        The investment in Company preferred stock at September 30, 1993 and 1992, represents 5,529,371 and 5,578,265 shares, respectively, purchased at a cost per share of $47.75. Each share of preferred stock is convertible into one share of Company common stock. A dividend of $3.462 per share per annum is payable semi-annually on the preferred stock held in the trust. The preferred stock is redeemable at the option of the holder at a redemption price of $47.75 per share plus accrued but unpaid dividends.

   (c)  Expenses
        --------

        All costs and expenses incurred in administering the Trust and the Plan are paid by the Company.

3. Benefits
   --------

   Upon death or any other separation from service from the Company, participants are entitled to receive a distribution of their vested ESOP account. Distributions are in the form of a lump sum cash payment or, upon request, Company common stock. Participants entitled to a distribution can direct the Trustee to either sell their ESOP Preferred Shares to the Company at a per share price of $47.75 or convert the shares into shares of Company common stock on a one-for-one basis. Participants then may elect to receive their entire ESOP account balance in cash or Company common stock.

   During the years ended September 30, 1993 and 1992, distributions were made to participants of $2,334,716, representing 48,894 shares, and $1,303,347 representing 27,296 shares, respectively.

                      ARMSTRONG WORLD INDUSTRIES, INC.
                        EMPLOYEE STOCK OWNERSHIP PLAN

                 Notes to Financial Statements, (Continued)


4. Plan Termination
   ----------------

   While it is intended to be permanent, the Plan may be terminated at anytime by the Company's Board of Directors. Upon Plan termination, all participants become fully vested in their entire ESOP account balance. Any unallocated shares held by the Trust will be either sold to the Company or converted to Company common stock and then sold to the Company or sold on the open market, whichever produces the greatest cash proceeds. The cash proceeds will be used to satisfy any outstanding Guaranteed ESOP notes, with the balance of any excess proceeds being allocated to individual ESOP account balances on a pro-rated basis.

5. Guaranteed ESOP Notes
   ---------------------

   The Company has guaranteed the payment of principal and interest on the notes. The notes must be repaid in semi-annual installments with interest per annum at 8.43% on the Series A Guaranteed Serial ESOP Notes due 1989-2001 ($137,260,403 and $142,658,403 at September 30, 1993 and 1992,
   respectively) and 9.0% on the Series B Guaranteed Serial ESOP Notes due 2001-2004 ($120,043,000 at September 30, 1993 and 1992). The scheduled amortization of the notes for the next five fiscal years is as follows:
   1994 - $7,349,000; 1995 - $9,549,000; 1996 - $12,023,000; 1997 -
   $14,801,000; 1998 - $17,908,000.

6. Company Contributions
   ---------------------

   The Company is obligated to make semi-annual contributions in cash or Company stock to the Plan, on June 15 and December 15 of each year, which when aggregated with all exchange contributions, dividends received by the Trustee on the preferred stock held by the Trust, and trust earnings, is at least equal to the amount necessary to enable the Trustee to pay currently maturing obligations under the Guaranteed ESOP notes.

7. Federal Income Taxes
   --------------------

   The Plan has received a letter of favorable determination for tax qualifications from the Internal Revenue Service on August 20, 1991. Accordingly, the Plan qualifies under the provisions of Sections 401(a), 401(k), and 4975(e)(7) of the Internal Revenue Code and is exempt from federal income taxes.

                          INDEPENDENT AUDITORS' REPORT
                          ----------------------------



The Retirement Committee
Armstrong World Industries, Inc.:


We have audited the accompanying statements of net assets available for plan benefits of the Armstrong World Industries, Inc. Employee Stock Ownership Plan as of September 30, 1993 and 1992 and the related statements of changes in net assets available for plan benefits for each of the years in the three-year period ended September 30, 1993. These financial statements are the responsibility of the plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Armstrong World Industries, Inc. Employee Stock Ownership Plan as of September 30, 1993 and 1992 and the changes in its net assets available for plan benefits for each of the years in the three-year period ended September 30, 1993, in conformity with generally accepted accounting principles.

KPMG PEAT MARWICK



Philadelphia, Pennsylvania
February 25, 1994

                                 EXHIBIT INDEX


24  Consent of Independent Auditors

                                                                  Exhibit No. 24

                        Consent of Independent Auditors
                        -------------------------------



The Retirement Committee
Armstrong World Industries, Inc.:


We consent to incorporation by reference in the Registration Statement No. 33-29768 on Form S-8 of Armstrong World Industries, Inc. of our report dated February 25, 1994, relating to the statements of net assets available for plan benefits of the Armstrong World Industries, Inc. Employee Stock Ownership Plan as of September 30, 1993 and 1992 and the related statements of changes in net assets available for plan benefits for each of the years in the three-year period ended September 30, 1993, which report is included herein.

KPMG PEAT MARWICK



Philadelphia, Pennsylvania
March 22, 1994

                                    - 11 -